EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

The undersigned executive officer of First Keystone Financial, Inc. (the “Registrant”) hereby certify that the Registrant’s Form 10-K for the year ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 18, 2009	/s/ Hugh J. Garchinsky
Name: Hugh J. Garchinsky Title: President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to First Keystone Financial, Inc. and will be retained by First Keystone Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.